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                                                                   EXHIBIT 10.99

                             C. BREWER HOMES, INC.
                              255-A E. WAIKO ROAD
                          WAILUKU, MAUI, HAWAII 96793

                                 June 29, 1998

Mr. Kent Lucien
Executive Vice President
C. Brewer and Company, Limited
Wainaku Executive Center
Hawaii Belt Road
Hilo, HI 96720

Dear Kent:

    C. Brewer Homes, Inc. ("Homes") has obtained Bank of Hawaii's agreement to extend the maturity date of Homes' existing Master Facility Agreement from December 1, 1998 to June 30, 1999, and it is anticipated that City Bank, as the sole participant in the Master Facility Agreement, will agree to the extension.

    On the consent by City Bank to the extension, Bank of Hawaii will prepare for Homes' execution an Amendment to the Master Facility Agreement which formally documents the extension of the maturity date.

    C. Brewer and Company, Limited ("CBCL"), as the guarantor of Homes' obligations under the Working Capital Line of Credit issued under the Master Facility Agreement, will be required to consent to the extension of the maturity date and to acknowledge CBCL's continuing liability as the guarantor of the Working Capital Line of Credit.(1)

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(1) The Amendment to Master Facility Agreement extending the maturity date to
    December 1, 1998 contained the following language (it is anticipated that similar language will be used):

       SECTION 7. AGREEMENT BY GUARANTOR. The Guarantor hereby: (a) consents to the foregoing First Amendment to Master Facility Agreement; (b) agrees that none of the foregoing shall affect or release the Guarantor from any of its obligations under the Guaranty; and (c) specifically acknowledges and confirms that the Guaranty shall apply to the note evidencing the Working Capital LOC, the Master Facility Agreement and the Collateral Documents, as modified by this First Modification of Master Facility Agreement.
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    If CBCL consents to the extension of the maturity date and is prepared to execute a consent and acknowledgement similar to that described above, I would appreciate it if you could execute and return a copy of this letter to us.

    Thank you for your assistance on this matter.

                                          Very truly yours,

                                                       [SIGNATURE]

                                          Seth A. Bakes
                                          President and Chief Executive Officer

APPROVED AND ACCEPTED

C. BREWER AND COMPANY, LIMITED

By:      /s/ KENT T. LUCIEN
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           Kent T. Lucien
      Executive Vice President